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                                                                   Exhibit 10.24

                              INPRISE CORPORATION
                          CHANGE IN CONTROL AGREEMENT

     This Change in Control Agreement (the "Agreement") is effective as of May 31, 2000, by and between Frederick A. Ball (the "Employee") and Inprise Corporation, a Delaware corporation (the "Company").

                                   RECITALS

     A. The Employee presently serves as Senior Vice President and Chief Financial Officer of the Company and performs significant strategic and management responsibilities necessary to the continued conduct of the Company's business and operations.

     B. The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Employee, notwithstanding the possibility or occurrence of a Change in Control (as defined below) of the Company.

     C. The Board believes that it is imperative to provide the Employee with certain severance benefits upon the Employee's termination of employment following a Change in Control that will provide the Employee with enhanced financial security and provide sufficient incentive and encouragement to the Employee to remain with the Company following a Change in Control.

     D. Certain capitalized terms used in the Agreement are defined in Section 6 below.

                                   AGREEMENT

     The Employee and the Company agree as set forth below:

     1.   Terms of Employment.  The Company and the Employee agree that the
          -------------------
Employee's employment is "at will" and that their employment relationship may be terminated by either party at any time, with or without cause. During his employment with the Company, the Employee agrees to devote his full business time, energy and skill to his duties with the Company. These duties shall include, but not be limited to, any duties consistent with the Employee's position that may be assigned to the Employee from time to time by the Company or the Board.

     2.   Stock Option Vesting Upon Change in Control.  Upon the occurrence of a
          -------------------------------------------
Change in Control, with respect to any unvested options to purchase shares of the stock of the Company held by the Employee, the Employee shall immediately become vested in full and such options will be exercisable for a period of 24 months following the occurrence of a Change in Control.

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     3.   Severance Benefits Upon Termination following a Change in Control.
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Subject to the limitations set forth in Sections 4 and 5 below, if the
Employee's employment with the Company terminates following a Change in Control the Employee shall be entitled to receive, in addition to the compensation and benefits earned by the Employee through the date of his termination, severance benefits as follows:

          (a)  Involuntary Termination. If the Employee's employment with the
               -----------------------
Company is terminated as a result of Involuntary Termination, then the Employee shall be entitled to receive the following severance benefits:

               (i) The Employee shall be entitled to receive severance pay in an amount equal to one hundred percent (100%) of his or her annual base salary as in effect at the time of such termination. Any severance to which the Employee is entitled pursuant to this section shall be paid in a lump sum, less applicable withholding, within thirty (30) days following the Employee's termination.

               (ii) The Company shall, if permitted under the Company's existing health insurance plans, continue the Employee's existing group health insurance coverage. If not so permitted, the Company shall reimburse the Employee for any COBRA premiums paid by the Employee for continued group health insurance coverage. Such health insurance coverage or reimbursement of COBRA premiums shall continue until the earlier of (1) twelve (12) months after the date of the Employee's Involuntary Termination or (2) the date on which the Employee commences New Employment.

          (b)  Voluntary Resignation; Termination For Cause.  If the Employee's
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employment terminates by reason of the Employee's voluntary resignation (but not as a result of an Involuntary Termination) or as a result of the Employee's termination for Cause, then the Employee shall not be entitled to receive any severance pay or benefits under this Agreement.

          (c)  Disability; Death. If the Company terminates the Employee's
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employment as a result of the Employee's Disability, or death, then the Employee shall not be entitled to receive any severance pay or benefits under this Agreement.

     4.   Release of Claims; Resignation.  The Employee's entitlement to any
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severance pay or benefits under Section 3(a) is conditioned upon the Employee's execution and delivery to the Company of (a) a general release of known and unknown claims in a form satisfactory to the Company and (b) a resignation from all of the Employee's positions with the Company, including from the Board of Directors and any committees thereof on which the Employee serves, in a form satisfactory to the Company.

     5.   Parachute Payments. In the event that any payment or benefit received
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or to be received by the Employee pursuant to this Agreement or otherwise
(collectively, the "Payments") would result in a "parachute payment" as described in section 280G of the Internal Revenue Code of 1986, as amended, notwithstanding the other provisions of this Agreement, the amount of such Payments will not exceed the amount which produces the greatest after-tax benefit to the

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Employee. For purposes of the foregoing, the greatest after-tax benefit will be determined within thirty (30) days of the occurrence of such payment to the Employee, in the Employee's sole and absolute discretion. If no such determination is made by the Employee within thirty (30) days of the occurrence of such payment, the Company will promptly make such determination in a fair and equitable manner.

     6.   Consulting Services. During the twenty-four (24) months following any
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Involuntary Termination for which the Employee receives the severance pay and benefits described in Section 3(a), the Employee shall be retained by the Company as an independent contractor to provide consulting services to the Company at its request for up to eight (8) hours per week. These services shall include any reasonable requests for information or assistance by the Company, including, but not limited to, the transition of the Employee's duties. Such services shall be provided as and when reasonably requested by the Company. For the actual provision of such services, the Company shall pay to the Employee a consulting fee of $1,000 per day.

     7.   Definition of Terms. The following terms referred to in this Agreement
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shall have the following meanings:

          (a)  "Cause" shall mean any of the following:
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               (i)    the Employee's theft, embezzlement, misappropriation of
funds or property, or fraud against or with respect to the business of the Company or its Successor (collectively, the "Company Group");

               (ii) the Employee's willful breach of any material term of this Agreement and, if such breach is capable of being cured, the failure by Employee to cure such breach within thirty (30) days of written notice of such breach;

               (iii) if the Employee is convicted of a felony that materially impairs your performance of duties for the Company;

               (iv) the Employee's reckless or willful misconduct causes, or Employee knowingly fails to take reasonable and appropriate action to prevent, any material injury to the financial condition or business reputation of the Company.

          (b)  "Change in Control" for these purposes an "acquisition of the
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company" shall mean a merger or other transaction in which the company or substantially all of its assets is sold or merged and as a result of such transaction, the holders of the company's common stock prior to such transaction do not own or control a majority of the outstanding shares of the successor corporation and a "change in control" shall mean the election of nominees constituting a majority of the Company's Board of Directors of the Company which nominees were not approved by a majority of the Company's Board of Directors prior to such election or the acquisition by a third party of twenty percent (20%) or more of the Company's outstanding

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shares which acquisition was without the approval of a majority of the Board of
Directors of the Company in office prior to such acquisition.

          (c)  "Constructive Termination" shall mean any one or more of the
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following:

               (i) without the Employee's express written consent, the assignment to the Employee of any title or duties, or any limitation of the Employee's responsibilities, substantially inconsistent with the Employee's title(s), duties, or responsibilities with the Company Group immediately prior to the date of the Change in Control;

               (ii) without the Employee's express written consent, the relocation of the principal place of the Employee's employment to a location that is more than fifty (50) miles from the Employee's principal place of employment immediately prior to the date of the Change in Control, or the imposition of travel requirements substantially more demanding of the Employee than such travel requirements existing immediately prior to the date of the Change in Control;

               (iii) any failure by the Company Group to pay, or any material reduction by the Company Group of, (1) the Employee's base salary in effect immediately prior to the date of the Change in Control, or (2) the Employee's bonus compensation, if any, in effect immediately prior to the date of the Change in Control (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by the Employee), unless base salary and/or bonus reductions comparable in amount and duration are concurrently made for a majority of the other employees of the Company Group who have substantially similar titles and responsibilities as the Employee;

               (iv) any failure by the Company Group to (1) continue to provide the Employee with the opportunity to participate, on terms no less favorable than those in effect for the benefit of any employee group which customarily includes a person holding the employment position or a comparable position with the Company Group then held by the Employee, in any benefit or compensation plans and programs, including, but not limited to, the Company Group's life, disability, health, dental, medical, savings, profit sharing, stock purchase and retirement plans, if any, in which the Employee was participating immediately prior to the date of the Change in Control, or in substantially similar plans or programs, or (2) provide the Employee with all other fringe benefits (or substantially similar benefits) provided to any employee group which customarily includes a person holding the employment position or a comparable position with the Company Group then held by the Employee, which the Employee was receiving immediately prior to the date of the Change in Control; or

               (v) the failure of the Company to obtain the assumption of the terms of this Agreement by any successors as contemplated in Section 8(a) below.

However, the foregoing conditions shall not constitute a Constructive Termination unless the Employee has given written notice of any such condition(s) to the CEO or in his absence the President and in his absence any individual member of the Board and allowed the Company

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Group at least ten (10) days from the date of delivery of such notice to correct such condition(s). If such condition(s) are not corrected within that ten (10) day period, the Employee may give written notice of his Constructive Termination to the CEO or in his absence the President and in his absence any individual member of the Board, which shall be an Involuntary Termination.

          (d)  "Disability" means the inability of the Employee, in the opinion
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of a qualified physician selected by the Company Group who is reasonably acceptable to Employee, to perform the essential functions of the Employee's position with the Company Group, with or without reasonable accommodation, because of the sickness or injury of the Employee.

          (e)  "Involuntary Termination" shall mean the occurrence of either of
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the following events after a Change in Control, but on or before the first anniversary of such Change in Control:

               (i) termination by Company Group of the Employee's employment without Cause; or

               (ii)   the Employee's Constructive Termination.

"Involuntary Termination" shall not include any termination of the Employee's employment that is (1) for Cause, (2) a result of the Employee's death or Disability, or (3) a result of the Employee's voluntary resignation.

          (f)  "New Employment" shall mean any employment obtained by the
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Employee after the termination of the Employee's employment with the Company.

     8.   Nonsolicitation. During his or her employment with the Company, and
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for a period of one (1) year following the termination of his employment for any reason, the Employee shall not directly or indirectly recruit, solicit, or induce any person who on the date hereof is, or who subsequently becomes, an employee, sales representative or consultant of the Company, to terminate his or her relationship with the Company.

     9.   Successors.
          ----------

          (a)  Company's Successors.  Any successor to the Company or to all or
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substantially all of the Company's business and/or assets shall assume its obligations under this Agreement and agree expressly in writing to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets.

          (b)  Employee's Successors. All rights of the Employee hereunder shall
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inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. The Employee

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shall have no right to assign any of his obligations or duties under this
Agreement to any other person or entity.

     10.  Notice.
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          (a)  General. Notices and all other communications contemplated by
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this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to the Employee at the home address which he or she most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

          (b)  Notice of Termination. Any termination by the Company Group or
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the Employee of their employment relationship shall be communicated by a written notice of termination to the other party.

     11.  Miscellaneous Provisions.
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          (a)  No Duty to Mitigate. The Employee shall not be required to
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mitigate the amount of any payment contemplated by this Agreement (whether by seeking New Employment or in any other manner), nor shall any such payment be reduced by any earnings that the Employee may receive from any other source.

          (b)  Waiver. No provision of this Agreement shall be modified, waived
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or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

          (c)  Choice of Law.  The validity, interpretation, construction and
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performance of this Agreement shall be governed by the laws of the State of
California.

          (d)  Severability. The invalidity or unenforceability of any provision
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or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

          (e)  Arbitration.  In the event of any dispute or claim relating to or
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arising out of the Employee's employment relationship with the Company, this
Agreement, or the termination of the Employee's employment with the Company for any reason (including, but not limited to, any claims of breach of contract, wrongful termination, fraud or age, race, sex, national origin, disability or other discrimination or harassment), the Employee and the Company agree that all such disputes shall be fully, finally and exclusively resolved by binding arbitration conducted by the American Arbitration Association in Santa Clara County, California. The

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Employee and the Company knowingly and willingly waive their respective rights to have any such disputes or claims tried to a judge or jury. Provided, however, that this arbitration provision shall not apply to any disputes or claims relating to or arising out of the actual or alleged misuse or misappropriation of the Company's property, including, but not limited to, its trade secrets or proprietary information.

          (f)  Prior Agreements. This Agreement supersedes all prior
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understandings and agreements, whether written or oral, regarding the subject matter of this Agreement.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

                                   INPRISE CORPORATION


                                   By:       /s/ Dale L. Fuller
                                       ------------------------------

                                   EMPLOYEE
                                             /s/ Frederick A. Ball
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